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           AMAZON.COM ENTERS IMPORTANT, NEW STRATEGIC PARTNERSHIP WITH
           DRUGSTORE.COM(TM), ALLOWING CUSTOMERS TO BUY DRUGSTORE.COM
                          PRODUCTS THROUGH AMAZON.COM

 AMAZON.COM MAKES ADDITIONAL MINORITY INVESTMENT IN DRUGSTORE.COM AND RECEIVES
              $105 MILLION FOR A DRUGSTORE.COM "TAB" AT AMAZON.COM

SEATTLE -- January 24, 2000 -- Amazon.com (NASDAQ: AMZN), the leading online retailer, and drugstore.com(TM) (NASDAQ: DSCM), the leading online drugstore, today announced a multi-million dollar agreement to integrate a number of the companies' shopping features and create a drugstore.com shopping "tab" at Amazon.com. Under the agreement, Amazon.com will receive $105 million over three years.

At the same time, Amazon.com will make an additional $30 million investment in drugstore.com, bringing its total stake in drugstore.com to almost 28% of the outstanding drugstore.com common stock, upon closing of the transaction.

The agreement means that soon--for the first time ever--an Amazon.com investment partner will be prominently featured on Amazon.com as a permanent part of Amazon.com's regular navigational structure. Additional features that make shopping still easier--integrated 1-Click(R) shopping, a shared shopping basket, and more integrated search and browse capabilities--are planned for later.

The result will be greater shopping convenience and selection for Amazon.com's more than 16 million customers, who will eventually be able to shop seamlessly between drugstore.com and other Amazon.com stores with equally high levels of customer service.

"We're working to make Amazon.com the only place where you can find anything and everything you might want to buy online--what you're seeing today is a completely new component of that strategy," said Jeff Bezos, founder and CEO of Amazon.com. "We chose drugstore.com to be our first partner with this level of tight integration because they obsess over customers the way we do, and we expect more arrangements like this when it makes sense for customers."

 "Our partnership has been so successful and so valuable for customers that it makes sense for us to take it to a new and enhanced level, " said Peter Neupert, president and CEO of drugstore.com. "This deeper integration with Amazon.com demonstrates both companies' ongoing commitment to constantly evolve and improve the customer experience."

Amazon.com originally acquired a minority stake in drugstore.com in August 1998. In the past, Amazon.com has introduced drugstore.com to Amazon.com customers by offering temporary links on the Amazon.com home page and by distributing drugstore.com gift certificates to Amazon.com customers.

ABOUT DRUGSTORE.COM

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drugstore.com (NASDAQ: DSCM) is a leading on-line drugstore and information site offering What Every Body Needs(TM) for health, beauty, wellness, personal care and pharmacy products. drugstore.com provides a convenient, private and informative shopping experience that encourages consumers to purchase products essential to healthy, everyday living. drugstore.com offers thousands of brand-name personal healthcare products at competitive prices, a full-service, licensed mail pharmacy, along with a wealth of health-related information, buying guides and other tools designed to help consumers make informed purchasing decisions. Consumers can personalize their shopping experiences with shopping lists, e-mail reminders for replenishing regularly used products and private e-mail access to pharmacists and beauty experts for questions.

drugstore.com has been awarded the Verified Internet Pharmacy Practice Sites (VIPPS) certification by the National Association of Boards of Pharmacy (NABP) as a fully licensed facility exercising the best safe pharmacy practices in compliance with federal and state laws and regulations. drugstore.com has also been rated the top Health category site by Forrester PowerRankings, which provides objective rankings of the leading eCommerce sites.

The company has strategic relationships with Amazon.com (NASDAQ: AMZN), Rite Aid Corporation (RAD: NYSE, PSE), and General Nutrition Companies, among others.

drugstore.com and What Every Body Needs are trademarks of drugstore.com, inc.

ABOUT AMAZON.COM, INC.

Amazon.com (Amazon.com, Inc. and its subsidiaries) is the Internet's No. 1 music, No. 1 DVD and video, and No. 1 book retailer. Amazon.com (NASDAQ:AMZN) opened its virtual doors on the World Wide Web in July 1995 and today offers Earth's Biggest Selection with online auctions and free electronic greeting cards. Amazon.com lists more than 18 million unique items in categories including books, CDs, toys, electronics, videos, DVDs, home improvement products, software, and video games. Through Amazon.com zShops, any business or individual can sell virtually anything to Amazon.com's more than 16 million customers, and with Amazon.com Payments, any seller can accept credit card transactions, avoiding the hassles of offline payments.

Amazon.com seeks to be the world's most customer-centric company where customers can find and discover anything they may want to buy online. Amazon.com's All Product Search scours the Web to help customers find merchandise that is not available at Amazon.com, Amazon.com Auctions, or Amazon.com zShops, making Amazon.com the shopping destination to find anything.

Amazon.com operates two international Web sites: www.amazon.co.uk in the United Kingdom and www.amazon.de in Germany. Amazon.com also operates PlanetAll (www.planetall.com), a Web-based address book, calendar, and reminder service. It also operates the Internet Movie Database (www.imdb.com), the Web's comprehensive and authoritative source of information on more than 150,000 movies and entertainment programs and 500,000 cast and crewmembers dating from the birth of film in 1892 to the present. Amazon.com also operates Amazon.com

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LiveBid Auctions (http://livebid.amazon.com), the leading provider of live-event auctions on the Internet.

Amazon.com has invested in leading Internet retailers that are improving the lives of customers by making shopping easier and more convenient: drugstore.com, an online retail and information source for health, beauty, wellness, personal care and pharmacy, at www.drugstore.com; Pets.com, the online leader for pet products, expert information and services, at www.pets.com; HomeGrocer.com, the first fully integrated Internet grocery-shopping and home-delivery service, with operations in Seattle, Portland, Oregon, and Southern California, at www.homegrocer.com; Gear.com, which offers brand name sporting goods at prices from 20% to 90% off retail, at www.gear.com; and Ashford.com (NASDAQ: ASFD), the leading Internet retailer of luxury and premium products and the Web's No. 1 retailer of watches and jewelry, at www.ashford.com. Amazon.com also has a minority interest in Della.com, which brings together leading retailers with gift registry, expert advice, and personalized gift suggestions to help everyone give better gifts, at www.della.com; and NextCard, Inc., considered the industry's leading issuer of consumer credit on the Internet, at (www.nextcard.com).

This announcement contains forward-looking statements that involve risks and uncertainties that include, among others, Amazon.com's limited operating history, anticipated losses, unpredictability of future revenues, potential fluctuations in quarterly operating results, seasonality, consumer trends, competition, risk of distribution center expansion, risks related to fourth quarter, risks of system interruption, management of potential growth, risks related to auction and zShops services, risks related to fraud and Amazon.com Payments, and risks of new business areas, international expansion, business combinations, and strategic alliances. More information about factors that potentially could affect Amazon.com's financial results is included in Amazon.com's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 1998 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

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For additional information contact:

Bill Curry                          Debby Fry Wilson
Amazon.com                          drugstore.com
206-266-7180                        425-372-3208

                                    Michael Marchand
                                    Trylon Communications, for drugstore.com
                                    212-725-2295